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                                                                    EXHIBIT 99.2

Thursday October 14, 5:58 pm Eastern Time                      [GRAPHIC OMITTED]

Company Press Release

SOURCE: Millennium Pharmaceuticals, Inc.

Millennium And Leukosite Agree To Merge To Accelerate Millennium's Move Toward Commercialization

- Provides Millennium with Enhanced Clinical Development Capabilities and Product Pipeline -

CAMBRIDGE, Mass., Oct. 14 /PRNewswire/ -- Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) and LeukoSite, Inc. (Nasdaq: LKST) today announced that they have signed a merger agreement for Millennium to acquire LeukoSite in a stock-for-stock exchange. This merger will move Millennium further downstream along the gene-to-patient continuum by providing important later stage drug development capabilities, a product expected to be on the market in 2000, a pipeline of therapeutic product candidates in clinical development and several additional product candidates in late stage preclinical development.

Under the terms of the merger agreement, which is expected to close in early 2000, LeukoSite shareholders will receive 0.4296 shares of newly issued Millennium common stock in exchange for each LeukoSite share. Using Millennium's stock price at the close of business today, this would result in a purchase price of $35.86/share for LeukoSite stock, a 48.67% premium to today's close.

As a result of this transaction, Millennium expects to issue a total of 7.6 million shares and options, including approximately 1 million options related to issued warrants and options at LeukoSite. The 7.6 million shares and options would equate to approximately $635 million in total value at today's price. The merger will be accounted for using the purchase method of accounting and will result in significant in-process research and development and goodwill charges post-closing. The merger is subject to approval by LeukoSite shareholders and to Hart Scott Rodino clearance.

"LeukoSite is an ideal complement to Millennium; we will gain critical downstream technical capabilities, expert teams in late stage clinical development, and a portfolio of exciting small molecule and biotherapeutic product candidates in preclinical and clinical development," said Mark Levin, chief

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executive officer of Millennium. "We believe our merger with LeukoSite will be a major step forward in building the biopharmaceutical company of the future and creating significant shareholder value," Mr. Levin added.

"We expect the combination of Millennium's rich, early-stage pipeline and integrated technology platform with LeukoSite's drug discovery, preclinical and clinical development expertise, in addition to our shared strength in product discovery, will help create a powerful product-focused biopharmaceutical company," said Christopher Mirabelli, Ph.D., chairman and chief executive officer of LeukoSite. "Like Millennium, LeukoSite places great value on superlative science and on cultivating an environment where outstanding employees can excel. Based on this tremendous foundation and shared vision, together, we will drive toward the creation of a powerful, fully integrated biopharmaceutical company."

LeukoSite will bring to Millennium a combined small molecule and biotherapeutic pipeline in oncology and inflammation that is complementary to Millennium's expertise in these areas. In addition to its drug discovery and development capabilities, LeukoSite also brings expertise in chemistry and in the development of monoclonal antibody products. Further, LeukoSite has extensive clinical development and regulatory experience.

Millennium and LeukoSite both view mergers, acquisitions, alliances and collaborations as critical strategic components in the creation of a robust pipeline of products. The combined company has been involved in four mergers/acquisitions over the past three years and will have significant research and development funding through 19 alliances. Additionally, Millennium intends to continue acquiring companies with strong platform capabilities, pipelines and employees to build the biopharmaceutical company of the future.

Following the merger, Dr. Mirabelli will join the company and become a member of the Millennium board of directors.

Products in Development

The merger with LeukoSite provides Millennium with five products in clinical development. CAMPATH (Registered Trademark), a humanized monoclonal antibody for the treatment of refractory chronic lymphocytic leukemia (CLL), is the most advanced drug candidate. Pivotal clinical trial data demonstrated a 33% objective major response rate in patients with no other treatment alternatives.

CAMPATH (Registered Trademark) is expected to receive regulatory review in the first half of 2000. The FDA has granted fast-track review status to the marketing application due to the product's potential to help critically ill patients who have no viable therapeutic alternative. Product approval by the FDA is expected in the second half of 2000. Clinical trials are ongoing or planned for additional indications including expanded use in CLL, non-Hodgkins lymphoma and multiple sclerosis.

CAMPATH (Registered Trademark) is being developed in a 50-50 joint venture with Ilex Oncology, Inc. (Nasdaq: ILXO). Schering AG/Berlex will commercialize CAMPATH (Registered Trademark) in the U.S. and Europe, while LeukoSite and Ilex Oncology have reserved the right to commercialize CAMPATH (Registered Trademark) in certain Asian Pacific Rim countries. LeukoSite, Ilex Oncology and Schering AG each will receive one-third of U.S. profits while equivalent royalties will be distributed on European sales.

LDP-02, a humanized monoclonal antibody product for inflammatory bowel disease, has shown initial

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biological activity in clinical studies and recently completed a Phase IIa trial for the treatment of ulcerative colitis. An additional Phase IIa trial for the treatment of Crohn's disease is expected to begin in the fourth quarter of this year. The product is being developed as part of a strategic alliance between LeukoSite and Genentech, Inc.

Other products in clinical development include: LDP-01, a humanized monoclonal antibody for stroke, in Phase IIa trials; LDP-977, a small molecule drug candidate for asthma, with Phase I trials completed and Phase II trials scheduled to begin in the fourth quarter of 1999; and, LDP-341, a small molecule drug candidate for cancer, in Phase I trials.

LeukoSite also has nine partnered preclinical drug development programs in several disease areas including: asthma, allergy, rheumatoid arthritis, multiple sclerosis, transplantation, HIV and restenosis. Collaborators for these programs are: Warner-Lambert, Roche BioSciences and Kyowa Hakko Kogyo.

Millennium and Millennium BioTherapeutics Subsidiary Merge

In other news issued today, Millennium announced plans to further enhance its antibody and protein therapeutics pipeline through a merger with its Millennium BioTherapeutics subsidiary (MBio). This move will combine MBio's research and development with Millennium's pharmaceutical division to form a unified pipeline in small molecules, therapeutic proteins and antibodies and allow Millennium to focus on later stage drug development.

The addition of LeukoSite's antibody and small molecule pipeline to Millennium's combined therapeutics pipeline is expected to strengthen Millennium's comprehensive and promising portfolio of products in development.

"As we look ahead, 2000 is going to be a tremendously exciting year for Millennium. We expect to have a Diagnomics(Trademark) product and a therapeutic drug, CAMPATH (Registered Trademark), on the market, a very deep pipeline of both antibodies and small molecules, and what we believe to be the most comprehensive, integrated technology platform in the industry. Moreover, we will continue to set our sights higher and make major moves throughout the year," Mr. Levin added.

LeukoSite is a biotechnology company developing proprietary monoclonal antibody and small molecule drugs to treat patients with cancer and inflammatory, autoimmune and viral diseases. Headquartered in Cambridge, Massachusetts, LeukoSite currently employs approximately 150 people.

Millennium, a leading drug discovery and development company, employs large-scale genetics, genomics, high throughput screening and informatics in an integrated science and technology platform. This innovative drug discovery platform is applied across the entire healthcare sector, from gene identification through patient management, to accelerate and transform the discovery and development of proprietary therapeutic and Diagnomics(Trademark) products and services. Headquartered in Cambridge, Massachusetts, Millennium and its affiliates currently employ more than 800 people. Subsequent to the merger, the combined company will employ approximately 1,000 people.

For Millennium: This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward looking statements include uncertainties relating to gene identification, drug discovery and clinical development processes; changes in relationships with strategic partners and

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dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and regulatory approval; and uncertainties relating to the ability of Millennium and its affiliates to obtain the substantial additional funds required for progress in drug discovery and development. The factors that could affect Millennium's performance are more fully described in filings by Millennium with the Securities and Exchange Commission including but not limited to the factors set forth under the heading "Business - Factors That May Affect Results" in the Annual Report on Form 10-K of Millennium for the year ended December 31, 1998 as filed on March 24, 1999.

For LeukoSite: Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risks in technology and product development, failure to successfully complete clinical trials, failure to receive market clearance from regulatory agencies, competitive risks and those risks and uncertainties discussed in filings made by LeukoSite, Inc. with the Securities and Exchange Commission. The company disclaims any obligation to update these forward-looking statements.

NOTE: Reference additional press release distributed today titled "Millennium Pharmaceuticals Enhances Pipeline In Antibody And Protein Therapeutics Through Merger With Millennium Biotherapeutics Subsidiary" via PR Newswire or company website.

This press release is available on Millennium's website at: http://www.mlnm.com.

SOURCE: Millennium Pharmaceuticals, Inc.